Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

to Tender Shares of Common Stock

of

MAP Pharmaceuticals, Inc.

Pursuant to the Offer to Purchase

dated January 31, 2013

by

Groundhog Acquisition, Inc.

a wholly-owned subsidiary of

Allergan, Inc.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE NIGHT OF FEBRUARY 28, 2013, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery must be used to accept the Offer (as defined below) if the certificates representing shares of common stock, par value $0.01 per share, of MAP Pharmaceuticals, Inc. or any other documents required by the Letter of Transmittal cannot be delivered to American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), or if you cannot comply with the procedures for book-entry transfer, prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered to the Depositary by hand, facsimile transmission or mail prior to the Expiration Date. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

American Stock Transfer & Trust Company, LLC

If delivering by mail:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

P.O. Box 2042

New York, New York 10272-2042

Tel. (877) 248-6147

Tel: (718) 921-8317

If delivering by hand, express mail, courier or other expedited service:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

By Facsimile (For Eligible Institutions Only) (718) 234-5001

For this notice to be validly delivered, it must be received by the Depositary at the address listed above prior to the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to Groundhog Acquisition, Inc., Allergan, Inc., Goldman, Sachs & Co., the Dealer Manager, or D.F. King & Co., Inc., the Information Agent, will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send certificates representing Shares (as defined below) with this notice. Certificates representing Shares should be sent with your Letter of Transmittal.

To American Stock Transfer & Trust Company, LLC:

The undersigned hereby tenders to Groundhog Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Allergan, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 31, 2013 (together with any amendments or supplements thereto, the “Offer to Purchase”), receipt of which is hereby acknowledged, and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), shares of common stock, par value $0.01 per share (individually, a “Share” and collectively, the “Shares”), of MAP Pharmaceuticals, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Name of record holder (please print):

Signature:

Address:

Zip code:

Telephone number:	( )

Certificate numbers, if available:

If delivery will be by book-entry transfer, check this box:	☐

Name of tendering institution:

Account number:

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program and the New York Stock Exchange Inc. Medallion Signature Program or any other “eligible guarantor institution” (as such term is defined in Rule17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, an “Eligible Institution”), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule14e-4 under the Exchange Act (“Rule 14e-4”), (ii) that such tender of Shares complies with Rule14e-4 and (iii) to deliver to the Depositary the certificates representing the Shares to be tendered hereby (or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company in the case of a book-entry delivery), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), together with any required signature guarantees (or an Agent’s Message, as defined in the Offer to Purchase, in the case of a book-entry delivery), and any other required documents, all within three NASDAQ trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name and Title)

(Area Code and Telephone Number)

Dated:              ,                                     2013

DO NOT SEND CERTIFICATES REPRESENTING SHARES WITH THIS NOTICE.

CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL

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